UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 25, 2025

SUMMIT NETWORKS INC.

(Exact name of registrant as specified in its charter)

Nevada	333-199108	35-2511257
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3010-8888 Odlin Cresent

Richmond, BC Canada V6X 3Z8

(Address of principal executive offices)

+ 1-604-232-3968

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered or to be registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Departure Of Director or Certain Officer

On April 30, 2025, Mr. Weiwei (Ricky) Jiang resigned as an independent director and on August 25, 2025,  Jianhua (James) Shu resigned as an independent director of Summit Networks Inc. (the “Company”). Their employment term had expired and their exit was not the result of any dispute or disagreements with the Company on any matter relating to the Company’s operation, policies (including accounting or financial policies) or practices.

Election of Directors and Appointment of Certain Officers

On August 25, 2025, the board of directors (the “Board”) appointed the following individuals as the new independent directors of the Company and in addition the Company formed a new audit committee and they will be members of that committee:  Ms. Zhen (Pearl) Liao, Ms. Hong (Nancy) Yu and Xuezhi (George) Ma.  According to the contract terms, Ms. Liao and Ms. Yu received 30,000 shares of the Company’s stock for a two year term as compensation and Mr. Ma received 50,000 shares of the Company’s stock.

Zhen (Pearl) Liao, age 66

Ms. Liao was a bookkeeper for Canada TT Enterprises Ltd. in Richmond, BC, Canada from 2008 to 2014.  Ms. Liao was employed as an admission officer/bookkeeper at Imperial College of Toronto, in Toronto, Canada from 2005 to 2007.   Ms. Liao attended Hunan University in Changsha, Hunan from 1994 through 1996 and earned a Computer Applications Certificate.   Ms. Liao also attended North Island College in Port Alberni, BC, Canada from 2002 through 2005 and earned a Certificate in the Computer Information System Program.

Hong (Nancy) Yu, age 62

Ms. Yu worked as a bookkeeper for ECA International Resources Ltd. located in Richmond, BC, Canada from November 2024 through August 2025.  From March 2020 through October 2024 Ms. Yu worked at E-Commerce T&T Inc. in Richmond, BC, Canada in Senior Management.   From September 2017 through May 2019, Ms. Yu was employed at SunClub Vacations, Inc. in Vancouver, BC, Canada as an admission assistant/bookkeeper.  From August 2012 through May 2017, Ms. Yu worked at Sunshine World Travel Ltd. in Richmond, BC, Canada  as an assistant in International Students Services.  Ms. Yu attended the China Textile University in Shanghai and received a bachelor’s degree in Textile Design Engineering.   Ms. Yu also attended Kwantlen College in Richmond, BC, Canada in an EEA Program.

Xuezhi (George) Ma – Age 57

Mr. Ma works as a family fund manager and oversees risk managers for private funds. He has held this position since 2011. .  From 2008 to 2010, he worked for Swifttrade, Inc. in Vancouver, Canada as a day trader.  From 2001 through 2006 he worked for HCL Derivatives, Inc. in Vancouver, Canada where he provided instant market information to clients and executed their orders; explained fundamental technical analysis and trading psychology to clients, and designed detailed trading and investment plans. From 1991 to 1995, Mr. Ma worked for the Beijing Railway Bureau as a mechanical engineer, designing and installing new equipment and supervising and administering a technical team. Mr. Ma graduated from Langara College in Vancouver, British Columbia, Canada with a degree in International Business in May 2000.  Mr. Ma also attended the Canadian Securities Institute in Vancouver, British Columbia from March 1999 to May 2001 and received a certificate as a futures and options broker.  Mr. Ma attended Tongji University in Shanghai China from 1987 to 1991 and received a bachelor’s degree in mechanical engineering.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

Exhibit	Description
99.1	Resignation letter from Weiwei Jiang dated April 30, 2025
99.2	Resignation letter from James Jianhua Shu dated August 22, 2025

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Summit Networks Inc.

Date: August 28, 2025	By:	/s/Chao Long Huang
Chao Long Huang
Chief Executive Officer
(Principal Executive Officer)